Exhibit 21.1
                            HARCOURT GENERAL, INC.

                          Subsidiaries & Affiliates*

                                                               JURISDICTION
                                                               OF
SUBSIDIARY/AFFILIATE                                           INCORPORATION

A.K.R. Conseil                                                 France
A.S.I. (UK) Ltd.                                               United Kingdom
Academic Press Limited                                         England
Alison Licensing, Inc.                                         Delaware
Assessment Systems, Inc.                                       Delaware
Bailliere Tindall Limited                                      England
Bergdorf Goodman, Inc.                                         New York
Bergdorf Graphics, Inc.                                        New York.
California College for Health Sciences                         California
Career Care, Inc.                                              Delaware
Chef's Catalog, Inc.                                           Delaware
DBM Australia Limited                                          Delaware
DBM Career Management (Singapore) Pte Ltd                      Singapore
DBM France, S.A.                                               France
DBM International, Inc.                                        Delaware
DBM New Zealand Limited                                        New Zealand
DBM Training and Consulting, Inc.                              Delaware
Deltak Ges.m.b.H                                               Austria
Drake Beam Morin-Canada, Inc.                                  Ontario
Drake Beam Morin, Inc.                                         Delaware
Drake Beam Morin plc                                           England and Wales
Educalivres Group Inc. - Group Educalivres Inc.                Quebec
Educatief B.V.                                                 Netherlands
Edunetics Corporation                                          Delaware
Edunetics International B.V.                                   Netherlands
Edunetics Limited                                              Israel
Emcor, Inc.                                                    Delaware
English Language Institute, Inc.                               Delaware
Ermine Trading Corporation                                     California
Eurodidakt B.V.                                                Netherlands
Eurodidakt Holding B.V.                                        Netherlands
Executive In Residence, Inc.                                   New York
Foundation for Marine Animal Husbandry, Inc.                   Florida
GMN, Inc.                                                      Delaware
Grune & Stratton Limited                                       England
HG Land Co., Inc.                                              Delaware
HGI Investment Trust                                           Massachusetts
HRW and WBS Canada Corporation, Inc.                           New York
HRW Distributors, Inc.                                         Delaware
Hammond Pond Investments, Inc.                                 Massachusetts
Harcourt Brace & Company                                       Delaware
Harcourt Brace & Company Asia Pte Ltd                          Singapore
Harcourt Brace & Company Australia Pty Limited                 Australia
Harcourt Brace & Company Canada, Ltd.                          Ontario
Harcourt Brace & Company Hong Kong Limited                     Hong Kong
Harcourt Brace & Company India Pvt. Ltd.                       India

                             HARCOURT GENERAL, INC.

                           Subsidiaries & Affiliates*
                                   (continued)

                                                               JURISDICTION
                                                               OF
SUBSIDIARY/AFFILIATE                                           INCORPORATION

Harcourt Brace & Company Limited                               England
Harcourt Brace & Company New Zealand Pty. Limited              Australia
Harcourt Brace Andina, S.A.                                    Columbia
Harcourt Brace Argentina, S.A.                                 Argentina
Harcourt Brace de Espana, S.A.                                 Spain
Harcourt Brace de Mexico, S.A. de C.V.                         Mexico
Harcourt Brace de Venezuela, C.A.                              Venezuela
Harcourt Brace FSC, Inc.                                       US Virgin Islands
Harcourt Brace Japan, Inc.                                     Japan
Harcourt Brace Legal and Professional Publications, Inc.       Delaware
Harcourt Brace Publishers International, Inc.                  Delaware
Harcourt General Charitable Foundation, Inc.                   Massachusetts
Harcourt General Services, Inc.                                Delaware
Holt, Rinehart and Winston Limited                             England
Human Nature, Inc.                                             Delaware
ICS Acquisition Company                                        Florida
ICS Intangibles Holding Company                                California
ICS Learning Systems, Inc.                                     Delaware
Innovation Research, Inc.                                      Delaware
International Correspondence Schools                           Australia
   (Australasia) Pty Ltd
International Correspondence Schools Canadian, Limited         Canada
International Correspondence Schools, Inc.                     Pennsylvania
International Correspondence Schools Limited                   England
International Correspondence Schools                           New Zealand
   (New Zealand) Limited
International Correspondence Schools                           England
   (Overseas) Limited
Intertext Group Limited                                        England
Intext International Sales Corp.                               Delaware
James Martin Insight, Inc.                                     Illinois
KO Corporation                                                 Delaware
Kentucky School of Technology, Inc.                            Delaware
Laureate Canada Inc.                                           Ontario
Louisiana CPA Review, Inc.                                     Delaware
M-Mash, Inc.                                                   Colorado
Miller Comprehensive CPA Review, Inc.                          Delaware
Morgan Kaufmann Publishers, Incorporated                       California
Mosby Holdings Corp.                                           Delaware
Mosby, Inc.                                                    Missouri
Mosby International Limited                                    United Kingdom
Mosby Italia S.R.L.                                            Italy
Mosby Parent Corp.                                             Delaware
Mosby Publishers Australia Pty Limited                         Australia
NBD Incorporated                                               Delaware





                             HARCOURT GENERAL, INC.

                           Subsidiaries & Affiliates*
                                   (continued)

                                                               JURISDICTION
                                                               OF
SUBSIDIARY/AFFILIATE                                           INCORPORATION

NETG Applied Learning GmbH                                     Germany
NETG Applied Learning GmbH                                     Austria
NETG Direct, Inc.                                              Delaware
NETG Holding, Inc.                                             Delaware
NETG, Inc.                                                     Delaware
NETG Limited                                                   United Kingdom
NM Direct de Mexico, S.A. de C.V.                              Mexico
NM Financial Services, Inc.                                    Delaware.
NM Nevada Trust                                                Massachusetts
N.T.I. Nederlands Talen Instituut B.V.                         Netherlands
National Education Centers, Inc.                               California
National Education Corporation                                 Delaware
National Education Credit Corporation                          California
National Education Enterprises, Inc.                           California
National Education International Corp.                         California
National Education Payroll Corp.                               California
National Education Training Group, Inc.                        Nevada
National Learning Systems, Inc.                                Delaware
Neiman Marcus Funding Corporation                              Delaware
Neiman Marcus Holdings, Inc.                                   California
Neiman Marcus Special Events, Inc.                             Delaware
Pastille By Mail, Inc.                                         Delaware
SIFTCO, Inc.                                                   Massachusetts
SV Distribution Company                                        Delaware
Spectrum Interactive Incorporated                              Delaware
Steck-Vaughn Company                                           Delaware
Steck-Vaughn Publishing Corporation                            Delaware
T & A D Poyser Limited                                         England
The Neiman Marcus Group, Inc.                                  Delaware
The Psychological Corporation                                  New York
The Psychological Corporation Limited                          England
The School of Accountancy Limited                              Scotland
W. B. Saunders Company Limited                                 England
Wolfe Medical Publications Limited                             United Kingdom
Worth Avenue Leasing Company                                   Florida













* Includes The Neiman Marcus Group, Inc. (of which Harcourt General, Inc. is the majority shareholder), and the direct and indirect subsidiaries of The Neiman Marcus Group, Inc.




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